EXHIBIT 10.13

SEVERANCE AGREEMENT

AND

RELEASE OF CLAIMS

THIS AGREEMENT (“Agreement”) is made this 13th day of April, 2017, by and between Mark S. Bacon Sr. and La-Z-Boy Incorporated.

DEFINITIONS:

A.                                    As used herein, the term “Employee” shall mean Mark S. Bacon Sr., and Employee’s heirs, spouse, executors, agents, administrators, and assigns.

B.                                    As used herein, the term “the Company” shall mean La-Z-Boy Incorporated.

C.                                    As used herein, the term “the Released Parties” shall mean La-Z-Boy Incorporated, its parent, successors, assigns, subsidiaries, affiliates, and all of the past and present officers, directors, employees, and agents, in their individual and representative capacities.

D.                                    As used herein, the term “Payroll Date” means the 15th day of a month or, if the 15th day is a Saturday, Sunday, or Company holiday, the previous day closest to the 15th that is not a Saturday, Sunday, or Company holiday.

WITNESSETH

WHEREAS, Employee and the Company desire to settle and resolve all matters pertaining to Employee’s employment with the Company and the termination of that employment;

NOW THEREFORE in consideration of the promises, agreements, releases, and obligations as hereinafter set forth, Employee and the Company agree as follows:

1.              Employee resigns his employment, and Employee’s last day of employment by the Company will be at the end of April 30, 2017 (the “Resignation Date”). Employee shall have email access through April 27, 2017. The Company will pay Employee for employment through the Resignation Date, plus remaining unused vacation for FY 2017 and vacation pay for all of FY 2018, including any compensation to which Employee may be entitled, pursuant to the La-Z-Boy Incorporated Omnibus Incentive Plan Amended and Restated Effective August 21, 2013 (the “Omnibus Plan”), by virtue of the Company’s performance in its 2017 fiscal year. Employee acknowledges that Employee has no remaining unused vacation for FY 2017 but will be paid vacation pay for all of FY 2018 and is not entitled to any other compensation unless otherwise provided herein.

2.              (a). In consideration for the payments and obligations of the Company as set forth in Section 3 herein (and without regard to whether such payments cease or are reduced upon the commencement of other employment), Employee unconditionally releases the Released Parties from any and all causes of action, contractual obligations, and liability related to Employee’s employment and termination of employment at the Company and any of its subsidiaries, including, but not limited to, any breach of contract claims, common law tort claims, claims of discrimination, claims for benefits, as well as any claims which Employee may have arising under or in connection with any and all local, state, or federal ordinances, statutes, or common law. This release includes, but is not limited to, any claims pursuant to Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act (this release does not apply to rights or claims that may arise after the date this document is signed), the Americans with Disabilities Act, Section 1981 of Chapter 42 of the United States Code, the Family or Medical Leave Act (this release applies only to acts or omissions occurring prior to the date Employee signs this document), the Employee Retirement Income Security Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the Uniformed Services Employment and Reemployment Rights Act, Michigan’s Elliott-Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, and Michigan’s Whistleblowers’ Protection Act. The only exclusions from this release are (i) claims that some term of this Agreement has been violated, (ii) claims for vested savings benefits (including stock options), or (iii) the Company’s continuing obligation, if any, and only to the extent required, under its bylaws, state law, the common law, and insurance policies, to indemnify, defend, and hold Employee harmless for third-party claims based on his actions or omissions arising out of and during the course of his employment (except for fraudulent or criminal misconduct). Nothing in this Agreement should be interpreted to preclude Employee from communicating or filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities

and Exchange Commission, or other governmental agency, but Employee waives any right to recover monetary damages or other individual relief in connection therewith.

(b). The Company represents that: (i) it is not aware of any claims it currently has against Employee; (ii) it has no present intention of asserting any claims; and (iii) there are no restrictions on Employee’s future employment (except as contained in this Agreement and the “Severance Plan” as defined below).

3.              In consideration for Employee’s unconditional and complete release of all claims and liability of the Released Parties, and Employee’s other covenants, as set forth herein, the Company agrees to undertake and do the following:

(A)                Pursuant to the La-Z-Boy Incorporated Severance Plan for Named Executive Officers (the “Severance Plan”) and subject to its conditions, the Company will pay Employee severance pay (“Severance Pay”) equivalent to twelve (12) months of Employee’s salary (a total of $535,000) effective the date of Employee’s resignation, less required withholdings and applicable deductions and subject to the limitations set forth in the last sentence of this section. Of this amount, fifty percent (50%) shall be attributable to release of any claim pursuant to the federal Age Discrimination in Employment Act. The payment will be made in monthly installments equal to Employee’s salary at the time of resignation, less required withholdings and applicable deductions. These payments will be made on the Payroll Date of each month beginning on the first Payroll Date following sixty (60) days after the Resignation Date (the “Commencement Date”), provided Employee signed and returned this letter at least seven (7) days prior thereto and did not thereafter revoke such acceptance as provided herein (and further provided that payments shall be delayed to the extent required by Section 5.1 of the Severance Plan). Employee may not make a contribution from these payments to Employee’s 401(k) account, and the Company will not provide any matching contribution. The Severance Pay shall not be construed as a continuation of employment beyond the Resignation Date for any purpose, and Employee will not receive any benefits after the Resignation Date except as outlined herein or in the Severance Plan. Provided, however, that the Severance Pay is subject to reduction or discontinuance, and Employee is subject to an obligation of repayment, as set forth in Article VII of the Severance Plan; for the avoidance of doubt, if payment is delayed pursuant to Section 5.1 of the Severance Plan and, prior to receiving all payments,

Employee begins other employment, Employee shall be entitled to receive and retain the portion of the Severance Pay that is attributable to the period from the Commencement Date through the date the Employee begins other employment (payable in a lump sum for those amounts accrued and due at the conclusion of the six-month delay required under Section 5.1 of the Severance Plan), without any reduction for compensation Employee earns from such other employment.

(B)                The Company will, in the ordinary course of business, pay Employee a Management Incentive Program (MIP) Short-term Cash Incentive payment for fiscal year 2017 under the Omnibus Plan, in accordance with the award previously granted to Employee.

(C)                The Company will, in the ordinary course of business, pay Employee Performance Shares under the Omnibus Plan for the three-year performance period consisting of fiscal years 2015 through 2017, in accordance with the award granted to Employee in calendar year 2014.

(D)                If Employee elects to continue medical and dental coverage as provided for by COBRA, the Company will make payments to the extent required by Section 4.1(b) of the Severance Plan.

4.              All other employee benefits, including but not limited to life and disability benefits, shall cease effective on the Resignation Date, except as provided for by COBRA or the terms of any applicable benefit plans (including the Omnibus Plan).

5.              Except as required by law, Employee will maintain the confidentiality of—and not disclose to anyone—all knowledge of the Company’s business that Employee acquired while at the Company, including information about customers, marketing plans, sales, costs, margins, and future plans, and Employee represents that as of the signing of this Agreement, Employee has not disclosed any such information to anyone outside the Company; provided, however, that this sentence does not apply to information disclosed to the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, or other governmental agency. Employee will return all keys, company identification, and all other company property to the management person designated prior to or contemporaneously with the execution of this Agreement.

6.              (a). Employee will not make disparaging remarks about the Company or its employees except as required or protected by law and will not disclose the fact of this Agreement or the terms of it to anyone other than Employee’s spouse (if applicable), accountant, attorney, or as required by law, except that this Section 6 does not apply to any communications with the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, or other governmental agency.

(b). The Company will respond to reference requests from Employee’s potential employers only by providing Employee’s job title and dates of service.

7.              If Employee materially breaches this Agreement, the Company will not be required to make any unpaid Severance Pay or other amounts called for herein and will be entitled to recover from Employee any amounts it paid hereunder. In addition, if either party breaches this Agreement, the non-breaching party will be entitled to pursue all legal remedies available to it, including, without limitation, specific performance, recovery of any damages it suffers as a result of the breach, equitable relief, and attorney fees. Either party’s failure to act in any regard will not constitute a waiver to enforce, without notice, all rights available to it.

8.              If, prior to payment of all of the Severance Pay required hereunder, Employee accepts new employment with any employer, including the Company (including its subsidiaries and affiliates), or is engaged as a contractor, Employee will promptly advise the Company. Employee will return Severance Pay and other severance benefits to the Company to the extent required by Article VII of the Severance Plan.

9.              In executing this Agreement, Employee understands and acknowledges that the release herein granted may be pled by the Company as a complete defense to any claim for monetary damages or other individual relief which hereafter may be asserted by Employee, or by any other person, organization or entity on Employee’s behalf, in any suit, grievance or claim against the Company for or on account of any matter or thing whatsoever arising out of or in any way connected with Employee’s employment with the Company and the conclusion of such employment.

10.       The Company advises Employee to have this Agreement reviewed by Employee’s legal counsel at Employee’s expense prior to signing. Employee acknowledges having been given at least twenty-one (21) days from the date this Agreement in its current form was first presented to make a decision on signing it, though Employee may voluntarily elect to sign the Agreement before the passage of 21 days.

11.             Employee acknowledges that the payments provided for herein are discretionary in nature and would not be required of the Company in the absence of the Severance Plan, this Agreement, and the release contained herein, and that such payments constitute adequate consideration for the release.

12.             This Agreement, and any dispute arising in connection with its operation or execution, shall be construed in accordance with and governed by the statutes and common law of the State of Michigan.

13.             The parties agree that each provision of this Agreement is severable and further agree that if any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction or an administrative agency for any reason whatsoever, such ruling shall not affect the validity of the remainder of this Agreement.

14.             This Agreement contains the entire agreement between the parties, and neither party relies on any representation or other statement or thing not contained herein. This Agreement may be amended only in writing signed by Employee and an authorized officer of the Company.

15.             Employee may revoke this Agreement within seven (7) calendar days (if the 7th calendar day is a Saturday, Sunday or a national holiday, Employee has until the next business day) after signing the Agreement by notifying the Company in writing at the address shown below the Company’s signature line below. Each party further certifies that he or it fully understands the Agreement, finds it entirely satisfactory, and signs this Agreement of such party’s own free will and as an informed act and deed.

READ ENTIRE AGREEMENT BEFORE SIGNING.

BY SIGNING, YOU WAIVE CLAIMS YOU MAY HAVE.

LA-Z-BOY INCORPORATED

By:
Mark S. Bacon Sr.	Date	Name:	Date
Title:
One La-Z-Boy Drive
Monroe, Michigan 48162